EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-3 of CN Energy Group INC. and its subsidiaries of our report dated January 30, 2026 relating to the consolidated financial statements as of September 30, 2025 and 2024, and for each of the three years in the period ended September 30, 2025, which appear in the 2025 Annual Report on Form 20-F.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

March 13, 2026

PCAOB ID #6907

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